Exhibit 99.1
Contact:
Laurie Little
Sr. Director, Investor Relations
(949) 743-9216
Spectrum Issues Update on Satraplatin
•	Spectrum entitled to receive up to $40 million in additional regulatory and sales milestone payments, as a result of the recent license of Europe and other countries, by GPC Biotech to Pharmion Corporation.

•	Such payments are in addition to the $18 million regulatory milestones under the original license agreement with GPC Biotech

•	In December, a rolling submission of an NDA with the US FDA was commenced, and the pivotal phase 3 trial was fully accrued

•	Pharmion expects to submit for European marketing authorization in 2007, pending concurrence with the EMEA

•	US NDA filing by GPC Biotech is expected to be completed by the end of 2006.
     IRVINE, Calif., January 23, 2006 — Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) today provided an update on satraplatin. Under the terms of the December, 2005 license agreement for satraplatin, between its co-development partner, GPC Biotech AG (Frankfurt Stock Exchange: GPC; Nasdaq: GPCB) and Pharmion Corporation (Nasdaq: PHRM), Pharmion gained exclusive commercialization rights for Europe, Turkey, the Middle East, Australia and New Zealand. As a result of this agreement, Spectrum is entitled to receive up to $40 million in regulatory and sales milestone payments. Such payments are in addition to the $18 million regulatory milestones under the original license agreement with GPC Biotech. In addition, Spectrum will continue to receive a royalty on worldwide sales of satraplatin.
     “We are delighted with the terms of this partnering and license agreement between GPC Biotech and Pharmion. The milestone payments could enhance our financial stability, and our product acquisition and drug development capabilities,” stated Rajesh C. Shrotriya, M.D., Chairman, Chief Executive Officer and President. “The excitement that is being generated by this drug, the only oral platinum-based compound in advanced clinical development, validates our belief that this drug has significant potential as a treatment option not only for patients with second-line HRPC, but hopefully additional cancer indications in the future. The significant financial commitment by Pharmion will help accelerate the development of additional indications and thus maximize the market potential of satraplatin.”

     Satraplatin has shown promising safety and efficacy as demonstrated by significant improvement in progression-free survival (PFS) in a randomized study of first-line treatment of patients with hormone-refractory prostate cancer (HRPC) and is currently the subject of a Phase 3 registrational trial as second-line chemotherapy treatment for patients with HRPC. In December 2005, a rolling submission of an NDA was commenced with the U.S. Food and Drug Administration (FDA), for satraplatin in combination with prednisone as a second-line chemotherapy treatment for patients with HRPC. Assuming continued progress, the NDA filing is expected to complete in the second half of 2006. Data from the SPARC trial are also expected to form the basis of an MAA in Europe for this indication, and, pending concurrence with the EMEA, Pharmion expects to submit that application in 2007.
About Satraplatin
     Satraplatin, an investigational drug, is a member of the platinum family of compounds. Over the past two decades, platinum-based drugs have become a critical part of modern chemotherapy treatments and are used to treat a wide variety of cancers. Unlike the platinum drugs currently on the market, all of which require intravenous administration, satraplatin is an orally bioavailable compound and is given as capsules that patients can take at home. An oral platinum drug could offer key advantages, including ease of administration and patient convenience, in a variety of applications.
     The phase 3 Satraplatin and Prednisone Against Refractory Cancer (SPARC) registrational trial launched in the second half of 2003. The SPARC trial, which assesses the safety and efficacy of satraplatin in combination with prednisone as second-line chemotherapy in patients with HRPC, compares satraplatin plus prednisone to placebo plus prednisone. This trial is powered to show improvements in both endpoints of PFS and overall survival. Target enrollment of 912 patients in this multicenter, multinational, double-blind, randomized study was achieved in December 2005. In addition, satraplatin has been studied in a range of tumors, and Phase 2 trials have been completed in HRPC, ovarian cancer and small cell lung cancer. In other trials, satraplatin appeared to augment the antitumor effects of radiation therapy, a clinical application in which satraplatin’s oral bioavailability could be particularly advantageous. A Phase 1/2 study evaluating this combination in patients with non-small cell lung cancer has been initiated. Several other Phase 1 and 2 studies evaluating satraplatin in combination with other therapies and in various cancers are underway or planned.
About Spectrum Pharmaceuticals
     Spectrum Pharmaceuticals is a specialty pharmaceutical company engaged in the business of acquiring, developing and commercializing prescription drug products for the treatment of cancer and other unmet medical needs. By leveraging its operational flexibility and regulatory proficiency, and using the extensive research and development capabilities of its strategic alliance partners, Spectrum has built a diversified portfolio of proprietary and generic drug products in various stages of development and regulatory approval. For more information, please visit our website at www.spectrumpharm.com.

Forward-looking statements
     This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, the Company’s operational flexibility and regulatory proficiency, the extensive research and development capabilities of the Company’s strategic alliance partners, that satraplatin has shown promising safety and efficacy, that data from the pivotal Phase 3 trial are expected to form the basis of a Marketing Authorization Application in Europe and a New Drug Application in the U.S. for second-line chemotherapy for patients with HRPC, that this drug has significant potential as a treatment option not only for patients with second-line HRPC, but hopefully additional cancer indications in the future, that the Company could receive as much as $40 million in additional milestone payments through this agreement and that the payments would enhance the Company’s financial stability, and product acquisition and drug development capabilities, that the Company will receive a royalty on worldwide sales of satraplatin, that the significant financial commitment by Pharmion will help accelerate the development of additional indications and thus maximize the market potential of satraplatin, that an oral platinum drug could offer key advantages, including ease of administration and patient convenience, in a variety of applications, that the NDA filing is expected to be completed in the second half of 2006, that pending concurrence with the EMEA, Pharmion expects to submit a Marketing Authorization Application in 2007, that in certain trials satraplatin appeared to augment the antitumor effects of radiation therapy, a clinical application in which satraplatin’s oral bioavailability could be particularly advantageous, that several other Phase 1 and 2 studies evaluating satraplatin in combination with other therapies and in various cancers are underway or planned and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that past results are not indicative of future results, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission.
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